Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-174292) on Form S-3/A of ZIOPHARM Oncology, Inc. of our report dated February 28, 2011, relating to our audit of the financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of ZIOPHARM Oncology, Inc. for the year ended December 31, 2010.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts
June 30, 2011